SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       January 15, 2004 (January 15, 2004)
                Date of Report (Date of earliest event reported)

                             OHIO VALLEY BANC CORP
             (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or other jurisdiction of incorporation)

                               0-20914 31-1359191
          (Commission file number) (IRS Employer Identification Number)

                    420 Third Avenue, Gallipolis, Ohio 45631
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (740) 446-2631

                                 Not Applicable
         (Former name or former address, if changed since last report.)





                            Exhibit Index at Page 4.

Item 7. Financial Statements and Exhibits
-----------------------------------------
(c) Exhibits:

99.1  Press Release dated January 15, 2004 of Ohio Valley Banc Corp.


Item 9. Regulation FD Disclosure
--------------------------------
The following information is disclosed pursuant to Item 12 on Form 8-K:

On January 15, 2004, Ohio Valley Banc Corp. issued a news release announcing its earnings for the fourth quarter and year-to-date periods ending December 31, 2003.The information contained in the news release, which is attached as Exhibit
99.1 to this Form 8-K, is incorporated herein by this reference.








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 OHIO VALLEY BANC CORP


Date: January 15, 2004                           By /s/ Jeffrey E. Smith
                                                 -------------------------------
                                                 Jeffrey E. Smith, President and
                                                 Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit Number             Description
--------------             -----------
    99.1                   Press release of Ohio Valley Banc Corp dated  January
                           15, 2004, announcing  the company's  earnings for the
                           fourth  quarter and   year-to-date   periods   ending
                           December 31, 2003.

                                  Exhibit 99.1

January 15, 2004 - For immediate release Contact:
Scott Shockey, CFO or Bryna Butler, Corporate Communications
1-800-468-6682 or (740) 446-2631

                 Ohio Valley Banc Corp Continues Earnings Growth
                 -----------------------------------------------

Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net earnings for the quarter ended December 31, 2003, of $1,850,000 representing an increase of 11.4 percent over the prior year. Earnings per share for the fourth quarter of 2003 were $.53, up 10.4 percent from the $.48 earned the fourth quarter of 2002. For the fiscal year ended December 31, 2003, consolidated net earnings were $6,472,000, up 14.0 percent compared to $5,675,000 a year ago. Earnings per share were $1.86 for 2003 versus $1.64 last year, an increase of 13.4 percent.

"We are pleased with the earnings growth delivered by our employees for the fourth quarter and fiscal year 2003," stated Jeffrey E. Smith, President and CEO. "The 2003 financial results represent our third consecutive year of double-digit earnings growth. This reflects our commitment to the consistency in financial performance and to the enhancement of shareholders' total return." For the fiscal year ended December 31, 2003, the Company's return on average equity improved to 12.43 percent from 11.85 percent the prior fiscal year. "In addition to our income goals, we aggressively targeted asset quality. At December 31, 2003, our nonperforming assets to total assets were .76 percent, down from 1.22 percent the prior year. Thanks to the hard work and dedication of the employees of the Company for making 2003 a successful year."

For the twelve months ended December 31, 2003, net interest income improved $554,000 or 2.1 percent over last year. For the fourth quarter of 2003, net interest income decreased $348,000 from the prior year fourth quarter reflecting the slower growth in earning assets combined with a lower net interest margin. Based on historical low interest rates, the Company has emphasized variable rate loans to reduce interest rate risk. For 2003, total loans are up $14 million, but real estate mortgage loans are down $6.6 million as management sold over $20 million in long-term, fixed rate residential mortgage loans into the secondary market. As a result, the Company is better positioned should a rise in interest rates occur. The net interest margin for the twelve months ending December 31, 2003 was 4.28 percent compared to 4.35 percent for the same time period the prior year.

Providing additional revenue growth was an increase of $348,000 or 6.2 percent in noninterest income which totaled $5,982,000 for the twelve months ended December 31, 2003, as compared to $5,634,000 for the same time period last year. The growth in noninterest income came from the sales of secondary market real estate loans which generated an additional $368,000 in revenue over the prior year. Management began selling secondary market loans in the third quarter of 2002. With the decline in mortgage refinance volume in the fourth quarter of 2003, management has seen a decrease in secondary market income.

On a year-to-date basis, noninterest expense totaled $19,817,000 in 2003, an increase of $642,000 or 3.4 percent compared to $19,175,000 the previous year. For the three months ended December 31, 2003, noninterest expense increased
$462,000 or 10.9 percent over the prior year fourth quarter. Salaries and employee benefits grew $930,000 or 8.7 percent for the twelve months ended December 31, 2003, as compared to the same time period in 2002. The increase was related to annual merit increases and the rising cost of medical insurance. The remaining noninterest expense categories have increased minimally from 2002 with the exception of furniture and equipment expense which is down. OVBC's efficiency ratio was 58.5 percent for the fiscal year December 31, 2003, as compared to 58.1 percent the prior year.

Nonperforming loans as a percent of total loans decreased to .58 percent at December 31, 2003, compared to .96 the prior quarter and 1.44 percent at year end 2002. Nonperforming assets to total assets also decreased to .76 percent at December 31, 2003, from 1.22 percent at year end 2002. The decline in nonperforming ratios was impacted primarily by the liquidation of collateral on a nonperforming loan during the fourth quarter. Nonperforming assets still include a single line representing .29 percent of assets that has been discussed in previous earnings releases. For the fiscal year 2003 and quarter ending December 31, 2003, the Company's provision for loan losses decreased $1,131,000 and $1,262,000 from the same time periods last year. The decrease in provision expense was in relation to a decline in both nonperforming loans and expected future loan losses. Net charge-offs for fiscal year 2003 were down $836,000 from 2002. The allowance for loan losses stands at 1.32 percent of total loans on December 31, 2003, as compared to 1.26 percent on December 31, 2002. Based on the evaluation of the adequacy of the allowance for loan losses, management feels that the allowance for loan losses is adequate to absorb probable losses in the portfolio.

Total assets increased $10,971,000 from year end 2002 to reach $707,327,000 at December 31, 2003. Asset growth in 2003 has been challenged by a decline in loan demand combined with more emphasis placed on selling fixed rate real estate loans. Although real estate loans are down from year end 2002, the Company has been able to grow adjustable rate mortgages nearly $49 million which will benefit interest income in a rising rate environment. Commercial loans are up $15,216,000 or 7.4 percent from year end and consumer loans are up $6,058,000 or
4.7 percent. The majority of the consumer loan growth occurred within automobile loans and home equity capital lines. OVBC's funding growth occurred within retail deposits. Interest-bearing deposits grew $6,867,000 from year end 2002 led by savings and NOW accounts. In addition, checking account balances were up $3,238,000. Offsetting the increase in retail deposits was a net decline in repurchase agreements and other borrowed funds of $2,907,000.

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 17 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.


Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                             Three months ended            Twelve months ended
                                December 31,                  December 31,
                              2003         2002             2003         2002
                           ----------   ----------       ----------   ----------
PER SHARE DATA
  Earnings per share           $0.53        $0.48            $1.86        $1.64
  Dividend per share           $0.18        $0.17            $0.71        $0.67
  Book value per share        $15.55       $14.55           $15.55       $14.55
  Dividend payout ratio        33.92%       35.27%           38.14%       40.79%
  Weighted average shares
   outstanding             3,490,118    3,453,944        3,480,230    3,458,300

PERFORMANCE RATIOS
  Return on average equity     13.80%       13.35%           12.43%       11.85%
  Return on average assets      1.05%        0.95%            0.93%        0.85%
  Net interest margin           4.10%        4.33%            4.28%        4.35%
  Efficiency Ratio             56.56%       50.07%           58.54%       58.14%
  Average Earning Assets
   (in 000's)               $656,614     $654,929         $650,547     $628,811

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended     Twelve months ended
(in $000's)                              December 31,            December 31,
                                       2003       2002         2003       2002
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans      $ 9,944     11,201       $41,462     43,947
     Interest and dividends on
      securities                         933        955         3,698      3,824
          Total interest income       10,877     12,156        45,160     47,771
Interest expense:
     Deposits                          2,882      3,662        12,322     15,129
     Borrowings                        1,290      1,441         5,323      5,681
          Total interest expense       4,172      5,103        17,645     20,810
Net interest income                    6,705      7,053        27,515     26,961
Provision for loan losses                712      1,974         4,339      5,470
Noninterest income:
     Service charges on deposit
      accounts                           828        817         3,160      3,118
     Trust fees                           50         50           215        215
     Income from bank owned insurance    141        172           657        684
     Net gain on sale of loans             8         50           444         76
     Other                               496        427         1,506      1,541
          Total noninterest income     1,523      1,516         5,982      5,634
Noninterest expense:
     Salaries and employee benefits    2,950      2,596        11,571     10,641
     Occupancy                           328        315         1,308      1,274
     Furniture and equipment             287        269         1,031      1,083
     Data processing                      79         50           554        484
     Other                             1,059      1,011         5,353      5,693
          Total noninterest expense    4,703      4,241        19,817     19,175
Income before income taxes             2,813      2,354         9,341      7,950
Income taxes                             963        693         2,869      2,275
NET INCOME                            $1,850      1,661        $6,472      5,675

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in 000's)                                   December 31,         December 31,
                                                 2003                2002
                                           ----------------     ----------------
ASSETS
Cash and noninterest-bearing
 deposits with banks                            $17,753              $18,826
Federal funds sold                                    0                4,625
     Total cash and cash equivalents             17,753               23,451
Interest-bearing balances with banks                859                1,505
Securities available-for-sale                    76,352               75,264
Securities held-to-maturity
  (estimated fair value:  2003 -
  $13,547 , 2002 - $14,834)                      12,835               13,990
Total loans                                     573,704              559,561
  Less:  Allowance for loan losses               (7,593)              (7,069)
     Net loans                                  566,111              552,492
Premises and equipment, net                       9,142                8,247
Accrued income receivable                         2,700                3,144
Goodwill                                          1,267                1,267
Bank owned life insurance                        13,222               12,673
Other assets                                      7,086                4,323
          Total assets                         $707,327             $696,356

LIABILITIES
Noninterest-bearing deposits                    $62,235              $58,997
Interest-bearing deposits                       445,274              438,407
     Total deposits                             507,509              497,404
Securities sold under agreements to
 repurchase                                      24,018               33,052
Other borrowed funds                            101,562               95,435
Obligated mandatorily redeemable
 capital securities of subsidiary trust          13,500               13,500
Accrued liabilities                               6,330                6,590
          Total liabilities                     652,919              645,981

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value,
 10,000,000 shares authorized; 2003 -
 3,658,212 shares issued,
 2002 - 3,620,335 shares issued)                  3,658                3,620
Additional paid-in capital                       30,962               30,092
Retained Earnings                                23,343               19,339
Accumulated other comprehensive income              624                1,439
Treasury stock at cost (2003 - 159,611 shares,
2002 - 157,115 shares)                           (4,179)              (4,115)
          Total shareholders' equity             54,408               50,375
               Total liabilities and
                 shareholders' equity           $707,327            $696,356